                                                        Exhibit 5

               [ALLEGHENY LUDLUM CORPORATION LOGO]

Jon D. Walton
Vice President - General Counsel and Secretary
412/394-2836                            Facsimile:  412/394-3010





                         June 10, 1994



     Allegheny Ludlum Corporation
     1000 Six PPG Place
     Pittsburgh, PA  15222-5479

               Re:  Registration Statement on Form S-8

     Ladies and Gentlemen:

               I am Vice President - General Counsel and Secretary of Allegheny Ludlum Corporation, a Pennsylvania corporation
     (the "Company") and in such capacity, I have acted as counsel for the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act") of the issuance of up to 1,000,000 shares (the "Shares") of Common Stock, par value $0.10 per share, of the Company, pursuant to the Allegheny Ludlum Corporation Stock Acquisition and Retention Plan (the "Plan"). I am furnishing this opinion to use in accordance with Item 601(b)(5) of Regulation S-K promulgated under the Act, for filing as Exhibit 5 to the Registration Statement.

               In preparation for this opinion, I have examined
     (a) the Plan, (b) the Registration Statement and (c) the corporate documents of the Company. I am familiar with the proceedings taken by the Company in connection with the authorization, registration, issuance and sale of the shares pursuant to the Plan.

               Based on the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and sale pursuant to the Plan, and when issued and delivered by the Company pursuant to the Plan, the issues will be validly issued, fully paid and nonassessable.

               This opinion is rendered as of the date hereof, and I have not undertaken to supplement this opinion with respect to factual matters or changes in the law that may occur hereafter.




Executive and General Offices
10th Floor Six PPG Place, Pittsburgh PA 15222-5479  412/394-2800
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               [ALLEGHENY LUDLUM CORPORATION LOGO]


     Allegheny Ludlum Corporation
     June 10, 1994
     Page 2


               I consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to the undersigned in the Registration Statement.

                              Very truly yours,



                              Jon D. Walton

     JDW/mem